EXHIBIT 21
MATTHEWS INTERNATIONAL CORPORATION AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT
(as of October 31, 2022)

Name	Percentage Ownership
IDL Worldwide, Inc.	100
The SLN Group, Inc.	100
Therm-Tec, Inc.	100
Saueressig North America, Inc.	100
Equator Design, Inc.	100
Kenuohua Matthews Electronic (Beijing) Company, Ltd.	60
Kenuohua Matthews Marking Products (Tianjin) Co., Ltd.	100
Matthews Canada Ltd.	100
Matthews Industries, Inc.	100
Matthews Bronze Pty. Ltd.	100
C. Morello (Australia) Pty Ltd.	100
Matthews International S.p.A.	100
Caggiati Espana S.A.	100
Matthews International Sarl	100
Gem Matthews International s.r.l.	95
Rottenecker-Caggiati GmbH	82
Matthews Marking Systems Sweden AB	100
Matthews Kodiersysteme GmbH	100
Innovative Branding Technology Solutions, LLC	100
The York Group, Inc.	100
York Agency, Inc.	100
Milso Industries Corporation	100
New Liberty Casket Company LLC	100
York Casket Development Company, Inc.	100
Matthews Aurora, LLC	100
Aurora Casket Company, LLC	100
Aurora Casket de Mexico S. de R.L. de C.V.	100
Aurora St. Laurent, Inc.	100
Matthews Gibraltar Mausoleum & Construction Company	100
SGK LLC	100
Schawk Japan Ltd.	100
Schawk Thailand Ltd.	100
Schawk Worldwide Holdings, Inc.	100
Schawk Holdings Inc.	100
Miramar Equipment, Inc.	100
Schawk USA Inc.	100
Kedzie Aircraft, LLC	100
Schawk LLC	100
Schawk de Mexico SRL de CV	100
Schawk Servicios Administrativos, S. de R.L. de CV	100
Schawk Latin America Holdings, LLC	100

Name	Percentage Ownership
Schawk do Brasil Gestao de Marcas Ltda.	100
Schawk Panama Services, S de RL	100
Schawk Digital Solutions, Inc.	100
Seven Worldwide (UK) Limited	100
MATW North America Holding LLC	100
MATW UK Holding LLP	100
Schawk Wace Group	100
Matthews International Corporation Costa Rica S.R.L.	100
Matthews Holding Germany LLP & Co. KG	100
Matthews Singapore Holding Pte. Ltd.	100
The InTouch Group Limited	100
Guidance Automation Limited	100
GJ Creative Limited	100
Equator (GJ) Limited	100
Equator (SA) Limited	100
Equator SA Limited	100
Equator Design Agency Australia PTY LIMITED	100
MATW Holding LLC	100
Matthews Corporation Holding Company (UK) Limited	100
Furnace Construction Cremators Limited	100
Matthews Environmental Solutions Limited	100
Schawk Canada Inc.	100
Protopak Innovations, Inc.	100
Matthews Marking Systems Holding GmbH	100
Desgrippes Gobe Group (Yuan Hosea)	100
Schawk UK Ltd.	100
Matthews Brands Solutions (UK) Limited	100
PM Colour Limited	100
InTouch Reprographic Limited	100
M3dia Projects Limited	51
Schawk UK Corporate Packaging	100
Schawk UK Holdings Ltd.	100
Brandimage Degrippes and LAGA SAS	100
Matthews International Malaysia Sdn. Bhd.	100
Schawk Spain S.L.	100
Schawk Poland Sp z.o.o.	100
Schawk Belgium BVBA	100
Schawk Asia Pacific Pte Ltd.	100
Schawk India Pvt Ltd.	100
Schawk Holdings Australia Pty Ltd.	100
Anthem! Design Pty. Limited	100
Marque Brand Consultants Pty Ltd.	100
Schawk Australia Pty. Limited	100
Schawk Hong Kong Ltd.	100
Desgripes Gobe Group (HK) Ltd.	100

Name		Percentage Ownership
	Desgrippes (Shanghai) Brand Consulting Co Ltd.	100
	Schawk Anthem Shenzhen Co Ltd.	100
	Schawk Imaging (Shanghai) Co.	100
	SGK Netherlands B.V.	100
	Matthews Brand Solutions, S. de R.L. de CV	100
	Saueressig Baski Oncesi Hazirlik Sistemier Sanaji ve Tricarct Amonin Sirketi	100
	Matthews International Brasil Servicos de Marketing e Branding Ltda.	100
	Matthews Europe GmbH	100
	5flow GmbH	100
	PT. Saueressig Engraving Indonesia	100
	SGK Manila, Inc	99
	SGK Germany GmbH	100
	Reproservice Eurodigital GmbH	100
	Repro Busek Druckvorstufentechnick GmbH	100
	Repro Busek Druckvorstufentechnick GmbH & Co. KG	100
	Rudolf Reproflex GmbH	100
	IDL Crack Europe GmbH	100
	Klischeewerkstatt Scholler GmbH	100
	Tact Group Ltd.	100
	Shenzen Jun Ye Design & Production Ltd.	100
	Reproflex Vietnam Limited Company	60
	Schawk Hungary Nyomdaipari Koriatolt Felelossegu Tarsasag	100
	Matthews International GmbH	100
	Matthews Verwaltungs GmbH	100
	Ungricht GmbH + Co KG	100
	Saueressig Polska Sp. z.o.o.	67
	Saueressig 000	100
	Wetzel GmbH	100
	Saueressig Polska Sp. z.o.o.	33
	Olbrich GmbH	100
	R+S Automotive GmbH	100
	Unterstützungskasse der Firma R+S Automotive GmbH	100
	R+S Automotive CZ s.r.i.	100
	Olbrich Holding Corp.	100
	R+S Automotive USA LLC	100
	R+S Technik GmbH	100
	Jiangyin R+S Machinery	50
	Polytype Converting AG	100
	Olbrich Machinery Trading (jiangyin) Co. Ltd.	100
	Unterstützungskasse der Herbert Olbrich GmbH & Co. KG GmbH	100